                   ----------------------------------------
                             THE LINCOLN NATIONAL
                            LIFE INSURANCE COMPANY
                              FORT WAYNE, INDIANA
                   ----------------------------------------

                         (herein called "the Company")

Group Variable Annuity
Contract Number GVA-
                                  agrees with

                      (herein called the "Contract Owner")


                                     to pay
at the Home Office of the Company in Fort Wayne, Indiana, the benefits herein provided, in accordance with and subject to the provisions of this Contract.

     This Contract is issued in consideration of the application therefor and of payment by the Contract Owner of contributions as provided herein.

     The effective date of this Contract is
     This Contract is delivered in                         and is governed by
the laws of that jurisdiction.

The provisions set forth on the following pages hereof are a part of this Contract as fully as if recited over the signatures hereto affixed.

IN WITNESS WHEREOF, The Lincoln National Life Insurance Company has caused this Contract to be executed
this          day of


               /s/ T. A. Burns                    /s/ Ian M. Rolland
               Secretary                          President


                        Group Variable Annuity Contract
           Active Life Fund in Separate Account and General Account
                             Individual Allocation
                               Nonparticipating

     ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT


                                         Examined by


FORM GVA-2A-70

                               TABLE OF CONTENTS

     Section               Description                                                         Page
Article I-DEFINITIONS.......................................................................    3
Article II-ANNUITY PROVISIONS...............................................................    3
     2.01    Annuity Commencement Date......................................................    3
     2.02    Notice to Effect Annuity Payments, Election of Optional Annuities..............    4
     2.03    Annuity Payments...............................................................    4
     2.04    Optional Annuity Forms.........................................................    4
     2.05    Variable and Fixed Annuities...................................................    4
     2.06    Allocation of Annuity..........................................................    5
     2.07    Determination of First Payment.................................................    5
     2.08    Frequency of Payments..........................................................    6
Article III-CONTRIBUTIONS...................................................................    7
     3.01    Contributions..................................................................    7
     3.02    Application of Contributions...................................................    7
     3.03    Inactive Participants..........................................................    7
     3.04    The Active Life Fund...........................................................    7
Article IV-VALUATION........................................................................    7
     4.01    Net Investment Rate and Net Investment Factor..................................    7
     4.02    Accumulation Unit Value........................................................    8
     4.03    Annuity Unit Value.............................................................    8
     4.04    Additional General Account Units...............................................    8
     4.05    Valuation of Assets............................................................    8
Article V-DISCONTINUANCE OF CONTRIBUTIONS...................................................    9
     5.01    Suspension.....................................................................    9
     5.02    Transfer of Active Life Fund...................................................    9
Article VI-DEATH BENEFITS...................................................................    9
     6.01    Death Benefits.................................................................    9
Article VII-TERMINATION BENEFITS............................................................   10
     7.01    Termination Benefits...........................................................   10
Article VIII-GENERAL PROVISIONS.............................................................   11
     8.01    Certificates...................................................................   11
     8.02    General Provisions Governing Annuity Payments..................................   11
     8.03    Payments to Incompetents.......................................................   11
     8.04    Assignments....................................................................   11
     8.05    Personnel Data.................................................................   11
     8.06    Adjustments on Account of Misstatements........................................   12
     8.07    Modifications of this Contract.................................................   12
     8.08    Entire Contract................................................................   12
     8.09    Beneficiary....................................................................   13
     8.10    Relation of this Contract to Separate Account..................................   13
     8.11    Nonparticipating...............................................................   13
     8.12    Experience Rating..............................................................   13
     8.13    Voting Rights..................................................................   13
     8.14    Vesting........................................................................   13
Article IX-THE PLAN.........................................................................   14
     9.01    Plan Description...............................................................   14
     9.02    Eligibility....................................................................   14
     9.03    Contributions by Contract Owner................................................   14
     9.04    Rate of Contribution...........................................................   14
     9.05    Allocation of Contributions....................................................   14
     9.06    Vesting........................................................................   14

                                   ARTICLE I
                                  Definitions

1.01   PLAN
       The Retirement Plan described in Article IX.

1.02   PARTICIPANT
       An eligible employee who participates in the Plan.

1.03   CONTRACT ANNIVERSARY
       An anniversary of the effective date of this Contract.

1.04   CONTRACT YEAR
       Any period of one year commencing with the effective date of this Contract or with any Contract Anniversary.

1.05   ANNUITANT
       A Participant who is receiving Annuity payments hereunder.

1.06   INACTIVE PARTICIPANT
       A Participant for whom contributions have ceased prior to his Annuity Commencement Date, but whose Individual Account is not terminated at such time.

1.07   ANNUITY
       A series of payments purchased under this Contract for a Participant who elected a Deferred Annuity by application of the dollar value of accumulation units in his Individual Account, or for a Participant who elected an Immediate Annuity by application of his net contribution.

1.08   ANNUITY COMMENCEMENT DATE
       The date upon which Annuity payments begin under the terms of the Plan.

1.09   SEPARATE ACCOUNT
       Those assets of the Company in a segregated investment account, entitled "Lincoln National Variable Annuity Fund A," established by the Company for this class of Contracts pursuant to the provisions of applicable law.

1.10   GENERAL ACCOUNT
       All assets of the Company other than those in Lincoln National Variable Annuity Fund A or in other segregated accounts established by the Company.

1.11   VALUATION DATE
       In 1967, March lst, or any date which follows such date by an integral number of weeks or the final market day in 1967, in any subsequent year and not later than July 8, 1969, "Valuation Date" means any day which follows the final-market day in the previous year by an integral number of weeks or the final market day in such year. After July 8, 1969, "Valuation Date" means any date upon which the New York Stock Exchange is open for trading.

1.12   VALUATION PERIOD
       The period beginning on the day after any Valuation Date and ending on the next Valuation Date.

1.13   PARTICIPANT'S INDIVIDUAL ACCOUNT
       The sum of the accumulation units credited to a Participant.

1.14   ASSUMED INVESTMENT RATE
       The interest rate assumed in determining the First Monthly Payment Rates for variable annuities.

                                   ARTICLE II

                               Annuity Provisions

SECTION 2.01--ANNUITY COMMENCEMENT DATE
     Such date may be the first day of any calendar month following the Participant's 50th birthday but may not be later than the Participant's 75th birthday.

SECTION 2.02-NOTICE TO EFFECT ANNUITY PAYMENTS, ELECTION OF OPTIONAL ANNUITIES When a Participant who elected a Deferred Annuity is eligible to elect
Annuity Payments, the Contract Owner or the Participant shall notify the Company to effect Annuity Payments for such Participant, and on the date such Annuity Payments are to commence, the Company shall allocate all accumulation units in the Participant's Individual Account and apply them to provide an annuity on one of the Optional Annuity Forms, described in Section 2.04. A Participant who elected a Deferred Annuity may elect to have his payments made under any of the Optional Annuity Forms provided written notice of election is received by the Company at its Home Office at least 30 days prior to his Annuity Commencement Date. In the absence of written notice of election by the Contract Owner or the Participant, the Annuity will be a Life Annuity with 120 Payments Guaranteed.

SECTION 2.03-ANNUITY PAYMENTS
     The amount of the first Annuity Payment, which is the one due on the Annuity Commencement Date, will be determined as described in Section 2.07. The amount of each subsequent Annuity Payment will be determined as described in
Section 2.05.

SECTION 2.04-OPTIONAL ANNUITY FORMS
     Option 1--Life Annuity--An annuity payable monthly during the lifetime of the Annuitant and terminating with the last monthly payment preceding the death of the Annuitant.

     Option 2--Life Annuity with 120, 180 or 240 Monthly Payments Guaranteed--An annuity payable monthly during the lifetime of the Annuitant with the guarantee that if, at the death of the Annuitant, payments have been made for less than 120, 180 or 240 months, as elected, annuity payments will be continued during the remainder of said period to the beneficiary designated by the Participant. If the beneficiary dies while receiving annuity payments, the present value of the current dollar amount of the remaining guaranteed number of annuity payments commuted on the basis of 3 1/2% interest compounded annually for fixed-dollar annuities and the Assumed Investment Rate elected by the Participant for variable annuities shall be paid in a lump sum to the estate of the beneficiary.

     Option 3--Unit Refund Life Annuity--An annuity payable monthly during the lifetime of the Annuitant, terminating with the last payment due prior to the death of the Annuitant, provided that, at such death, the beneficiary will receive an additional payment of the then dollar value of the number of annuity units equal to the excess, if any, of (a) over (b) where (a) is the total amount applied under the option divided by the annuity unit value, as defined in
Section 4.03, at the Annuity Commencement Date and (b) is the product of the number of annuity units represented by each payment and the number of payments made.

     Option 4--Joint and Last Survivor Annuity-An annuity payable monthly during the joint lifetime of the Annuitant and a designated second person and thereafter during the remaining lifetime of the survivor.

     The first payment under any of these options will be determined in accordance with Section 2.07. The Company reserves the right to require proof satisfactory to it of the age of an Annuitant and any joint annuitant prior to making the first payment under any of these options. Additional options may be elected if mutually agreed upon by the Participant and the Company.

SECTION 2.05-VARIABLE AND FIXED ANNUITIES
     (a) Variable Annuity--A variable annuity is an annuity with payments varying in amount in accordance with the net investment result of the Separate Account. The number of Separate Account annuity units is determined by dividing the first monthly payment, determined as described in Section 2.07, by the Separate Account annuity unit value based on the net investment factor calculated on the Valuation Date coincident with or next following the Annuity Commencement Date. The number of annuity units remains fixed during the annuity payment period.

          The dollar amount of the second and subsequent payments is not predetermined and may change from month to month. The actual amount of these payments is determined by multiplying the number of Separate Account annuity units by the Separate Account annuity unit value, determined as described in Section 4.03, for the valuation period in which the payment is due.

          The Company guarantees that the dollar amount of each payment after the first shall not be affected by variations in mortality experience from mortality assumptions used to determine the first payment.


     (b) Fixed-Dollar Annuity--A fixed-dollar annuity is an annuity with payments which remain fixed as to dollar amount throughout the payment period. A number of annuity units is determined when payments commence, but the value of the General Account annuity unit value is always $1.00.

          The Company may, from time to time, increase the number of General Account annuity units, to the extent that such units are applicable to a guaranteed period of benefits, and the value of such additional units will be payable only during such guaranteed period.


SECTION 2.06--ALLOCATION OF ANNUITY

     A Participant may elect to have any portion of his Individual Account applied to provide either a variable annuity or a fixed annuity or a combination of both; provided that where a transfer of accumulation units from one Account to the other is required, written notice of election must be received by the Company at least 30 days prior to the Annuity Commencement Date and the first payment provided by each Account must be at least $10.00.

     In the absence of any notification by the Contract Owner to the contrary, when an Annuity is effected for a Participant, who elected a Deferred Annuity, General Account accumulation units will be applied to provide a fixed-dollar annuity and Separate Account accumulation units will provide a variable annuity.


SECTION 2.07-DETERMINATION OF FIRST PAYMENT

     The Tables contained herein are used to determine the first monthly annuity payment for Immediate and Deferred Annuities. For Participants who have elected a Deferred Annuity the Tables show the dollar amount of the first monthly payment which can be purchased with each $1,000 of value in the Participant's Individual Account, after deduction of any applicable premium taxes not previously deducted under the provisions of Section 3.02. The accumulation units applied to effect an annuity for an Annuitant will be at the accumulation unit value, as defined in Section 4.02, as of the end of the Valuation Period containing the fourteenth day immediately preceding the date annuity payments commence. For Participants who have elected an Immediate Annuity the Tables show the dollar amount of the first monthly payment which can be purchased with each $1,000 of net contributions as defined in Section 3.02. Amounts shown in the Tables are based on the Progressive Annuity Table with interest at the Assumed Investment Rate of 3 1/2% per annum and assume births in the year 1900. The Company will permit the Participant to elect an Assumed Investment Rate of 4 1/2, 5% or 6% if state law or regulations permit. Dollar amounts of the first monthly payments for ages not shown in these Tables and for Assumed Investment Rates of 4 1/2%, 5% or 6% will be calculated on the same basis as those shown and may be ob tained from the Company. The amount of each payment depends upon the sex and adjusted age of the Annuitant. The adjusted age is determined from the actual age nearest birthday at the time the first payment is due in the following manner.

Calendar Year of Birth.........  Before 1900   1900-1919   1920-1939   1940-1959   1960-1979
Adjusted Age is Actual Age.....    plus 1       plus 0      minus 1     minus 2     minus 3

If it would produce a greater first monthly payment, the Company agrees that the first monthly payment to an Annuitant will be determined on the same mortality basis, and for a fixed annuity on the same interest basis, used in determining rates under group variable annuity contracts then being issued for this class of Annuitant.

         DOLLAR AMOUNT OF THE FIRST MONTHLY PAYMENT WHICH IS PURCHASED
                     WITH EACH $1,000 OF PROCEEDS APPLIED

                 Options 1, 2, and 3 -- Single Life Annuities

   -Adjusted Age-        ----Guaranteed Payments----        Unit
   Male    Female         None    120     180     240       Refund
    50       54         $ 4.74   $4.69   $4.62   $4.52      $4.53
    51       55           4.84    4.78    4.70    4.58       4.60
    52       56           4.94    4.87    4.78    4.65       4.67
    53       57           5.04    4.97    4.87    4.71       4.75
    54       58           5.16    5.07    4.95    4.78       4.84
    55       59           5.28    5.18    5.04    4.85       4.93
    56       60           5.40    5.29    5.13    4.91       5.02
    57       61           5.54    5.41    5.23    4.98       5.12
    58       62           5.69    5.53    5.33    5.05       5.22
    59       63           5.84    5.66    5.43    5.11       5.32
    60       64           6.01    5.79    5.53    5.18       5.44
    61       65           6.18    5.94    5.63    5.24       5.56
    62       66           6.37    6.08    5.74    5.30       5.68
    63       67           6.57    6.24    5.84    5.36       5.82
    64       68           6.79    6.40    5.95    5.41       5.96
    65       69           7.02    6.57    6.05    5.46       6.10
    66       70           7.27    6.74    6.15    5.51       6.26
    67       71           7.54    6.91    6.26    5.55       6.43
    68       72           7.83    7.10    6.35    5.59       6.60
    69       73           8.14    7.28    6.45    5.62       6.78
    70       74           8.48    7.47    6.54    5.65       6.98
    71       75           8.84    7.66    6.62    5.68       7.19
    72       76           9.23    7.85    6.70    5.70       7.41
    73       77           9.65    8.04    6.77    5.71       7.65
    74       78          10.11    8.23    6.83    5.72       7.89
    75       79          10.61    8.41    6.88    5.73       8.16


                  Option 4 -- Joint and Survivor Life Annuity

  Adjusted age of          -------------Adjusted Age of Annuitant--------------
Secondary Annuitant        M-51    M-56    M-58    M-61    M-63    M-66    M-71
Male         Female        F-55    F-60    F-62    F-65    F-67    F-70    F-75
 50            54         $4.21   $4.35   $4.40   $4.47   $4.51   $4.57   $4.64
 55            59          4.37    4.58    4.66    4.78    4.85    4.94    5.07
 57            61          4.43    4.67    4.77    4.90    4.99    5.10    5.26
 60            64          4.51    4.80    4.92    5.09    5.20    5.36    5.59
 62            66          4.55    4.88    5.01    5.22    5.35    5.54    5.82
 65            69          4.62    4.99    5.15    5.39    5.56    5.81    6.19
 70            74          4.70    5.14    5.34    5.65    5.88    6.23    6.83


SECTION 2.08-FREQUENCY OF PAYMENTS
     Annuity payments under this Contract will be made monthly, except that, if at any time the payments are or become less than $10.00 each, the Company shall have the right to change the frequency of payment to intervals as will result in payments of at least $10.00.

                                  ARTICLE III

                                 Contributions

SECTION 3.01-CONTRIBUTIONS

     Each contract year the Company shall receive such contributions from the Contract Owner as are made in accordance with the requirements of the Plan. Such contributions will be applied by the Company to provide accumulation units or annuity units for each Participant in accordance with Section 3.02 and the instructions of the Contract Owner.

SECTION 3.02-APPLICATION OF CONTRIBUTIONS

     Deductions as prescribed in Section 9.03 plus any applicable premium taxes on the contributions shall be made by the Company from each contribution received. The balance of each contribution remaining after these deductions is herein called the net contribution. The Company shall apply the net contribution as of the last day of the valuation period during which the payment is received at its Home Office to provide accumulation units or annuity units as determined by the then current value of such units. Such application shall be made separately for net contributions allocated to the General Account and the Separate Account.

     The number of accumulation units provided in each Account for a Participant who has elected a Deferred Annuity and credited to the Participant's Individual Account shall be determined by dividing the net contribution for that Account applicable to that Participant by the dollar value of one accumulation unit in that Account. The number of accumulation units so determined shall not be changed by any subsequent change in the dollar value of accumulation units. The dollar value of the accumulation unit General Account will increase by a uniform percentage each valuation period, but the dollar value of the accumulation unit in the Separate Account may vary from period to period.

     The number of Annuity Units provided in each Account for a Participant who has elected an Immediate Annuity shall be determined as set forth in Section 2.07.

SECTION 3.03--INACTIVE PARTICIPANTS

     In the event that contributions for a Participant cease before his Annuity Commencement Date, the Contract Owner or the Participant will notify the Company as to the manner in which the then value of the Participant's Individual Account is to be disbursed in accordance with Section 7.01.

SECTION 3.04--THE ACTIVE LIFE FUND

     An Active Life Fund shall be maintained by the Company, with respect to this Contract, which shall at any time consist of the sum of all Participants' Individual Accounts. At least once in each contract year after the first, the Company will inform the Contract Owner of the then dollar value of the Active Life Fund.


                                   ARTICLE IV

                                   Valuation

SECTION 4.01---NET INVESTMENT RATE AND NET INVESTMENT FACTOR
     (a) The General Account net investment rate for each valuation period is guaranteed, and is equivalent to an investment rate of 3 1/2% compounded annually.

     (b) The Separate Account net investment rate for any valuation period ending not later than July 8, 1969, is equal to the gross investment rate expressed in decimal form to six places less a deduction of .000250, After July 8, 1969, the Separate Account net investment rate for any Valuation Period is equal to the gross investment rate expressed in decimal form to eight places less a deduction of the product of .00003630 and the number of days in the Valuation Period. Such gross investment rate is equal to (i) the investment income and capital gains and losses, whether realized or unrealized, on the assets of the Separate Account less a deduction for any applicable income taxes arising from such income and realized and unrealized capital gains, divided by (ii) the amount of such assets at the beginning of the valuation period. Such gross investment rate may be either positive or negative.

     (c) The net investment factor for each Account is the sum of 1.00000000 plus the net investment rate for the Account.


SECTION 4.02-ACCUMULATION UNIT VALUE

     The value of an accumulation unit was established at $1.00 on March 1, 1967. The value of the respective accumulation units in each Account on the last day of any subsequent valuation period is determined by multiplying such value on the last day of the immediately preceding valuation period by the net investment factor for that Account for the current valuation period.


SECTION 4.03-ANNUITY UNIT VALUE

     The value of a General Account annuity unit is fixed at $1.00. The value of a Separate Account Annuity Unit on March 1, 1967, was established at $1.00, and for subsequent valuation periods ending not later than July 8, 1969, is determined by multiplying the value of the Separate Account Annuity Unit for the immediately preceding Valuation Period by the product of (a) the neutralization factor described below and (b) the net investment factor of the Separate Account for the second Valuation Period immediately preceding the Valuation Period for which the value is being calculated. After July 8, 1969, the value of a Separate Account Annuity Unit for a Valuation Period is determined by multiplying the value of the Separate Account Annuity Unit for the immediately preceding Valuation Period by the product of (a) the neutralization factor shown below raised to a power equal to the number of days in the current Valuation Period and (b) the net investment factor of the Separate Account for the Valuation Period containing the fourteenth day immediately preceding the last day of the current Valuation Period.


                                        Neutralization Factor for the
                                      Specified Assumed Investment Rate
                                      ---------------------------------
                              For Valuation Periods        For Valuation Periods
Assumed Investment            Ending Not Later Than            Ending After
       Rate                       July 8, 1969                 July 8, 1969
-------------------           ---------------------        ---------------------
       3 1/2%                        .999351                     .99990575

       4 1/2%                        .999170                     .99987941

          5%                         .999080                     .99986634

          6%                         .998901                     .99984037

SECTION 4.04-ADDITIONAL GENERAL ACCOUNT UNITS

     At the end of each valuation period during the first five contract years, the Company will increase the number of General Account accumulation units by a number which is equivalent to a 1% per annum additional net investment return. At the end of each valuation period during the sixth to tenth contract years, inclusive, the Company will increase the number of such units by a number which is equivalent to a 1/2% per annum additional net investment return. The Company may credit additional General Account accumulation units at any time to reflect credits of investment return over and above those described in this Section or for any other purpose as determined by the Company.


SECTION 4.05-VALUATION OF ASSETS

     The valuation of all assets in the Separate Account shall be determined in accordance with the provisions of applicable laws, rules and regulations.

                                   ARTICLE V

                        Discontinuance of Contributions

SECTION 5.01-SUSPENSION

     This Contract shall be suspended automatically on a Contract Anniversary if during the Contract Year immediately preceding such anniversary, the Contract Owner shall have failed to remit to the Company contributions as required in the Plan or has given written notice at least 90 days in advance of its intention to discontinue all contributions on such anniversary. The Contract shall also be suspended automatically on a Contract Anniversary if the Company has given written notice to the Contract Owner of such suspension because the total number of Active Participants is fewer than 25.

     This Contract shall also be suspended upon written notice by the Contract Owner to the Company at least 90 days in advance of the effective date of such suspension.

     Effective with such suspension, no further contributions of any kind shall be accepted by the Company, and each Participant remaining in the Plan shall be considered an Inactive Participant until his Annuity Commencement Date.

     Suspension of the Contract in accordance with this Section 5.01 shall have no effect upon payments to be made by the Company to any person or persons under an annuity which shall have commenced prior to the date of suspension.

SECTION 5.02--TRANSFER OF ACTIVE LIFE FUND
     This Contract may not be assigned nor may the Active Life Fund be transferred.


                                  ARTICLE VI

                                Death Benefits

SECTION 6.01--DEATH BENEFITS

     In the event of the death of the Participant prior to the Annuity Commencement Date, the beneficiary of the Participant will receive a death benefit in accordance with the option elected by the Participant either at the time of his original entry into the Plan or by subsequent amendment approved by and on file with the Company at the time of the Participant's death. If, at the time of the Participant's death, the standard death benefit is in force, the beneficiary of the Participant will receive the accumulated value of the Participants's Individual Account. If the Participant elected to include the minimum death benefit and it is in force at the time of the participant's death, in the event that the Participant's death also occurs prior to the Participant's 65th birthday, the beneficiary of the Participant will receive the greater of the accumulated value of the Participant's Individual Account or 100% of all contributions made on behalf of the Participant less amounts withdrawn as a surrender of a portion of the accumulated value of the Participant's Individual Account.

     The value of the death benefit will be determined as of the valuation date coincident with or next following the date written notice of death is received in the Home Office of the Company. The death benefit may be taken in one sum or in accordance with any of the settlement options offered under the Company's variable annuity contracts then being issued.

                                  ARTICLE VII

                             Termination Benefits

SECTION 7.01-TERMINATION BENEFITS

     With the approval of the Contract Owner, upon termination of participation in the Plan prior to the Annuity Commencement Date, the Participant: (a) if he is at least 50 years of age, may elect to have his vested interest in the value of his Individual Account applied to provide Annuity payments; or (b) may elect to leave his vested interest in the value of h-'s Individual Account in the Contract, in which case the number of accumulation units in his Individual Account attributable to the Separate Account will remain fixed, but the value thereof will vary as described in Article IV, Sections 4.01(b), 4.01(c) and
4.02. The number of accumulation units attributable to the General Account and the value thereof will be increased as described in Article IV, Sections 4.01(a), 4.01(c), 4.02 and 4.04; or (c) may elect to receive his vested interest in the value of his Individual Account on the basis of the accumulation unit value computed as of the valuation date coincident with or next following the date on which both the written request for surrender and the certificate are received by the Company; or (d) may elect to convert his vested interest in the value of his Individual Account to an individual variable annuity contract on the basis set forth by the Company at the time of such conversion; or (e) if he becomes an employee of another employer which has a contract of this same type in force with the Company, may transfer his vested interest in his Individual Account to such contract.

     In the event of the termination of a Participant's participation in the Plan prior to the Annuity Commencement Date, the nonvested portion of the accumulated value of the Participant's Individual Account will be distributed by the Company in accordance with the Plan Document.

                                 ARTICLE VIII

                              General Provisions

SECTION 8.01-CERTIFICATES

     The Company shall issue to the Contract Owner for delivery to each Participant an individual certificate setting forth in substance the benefits to which each Participant is entitled under this Contract. The word "certificate" as used herein shall include certificate riders and certificate supplements, if any. Such certificates shall not constitute a part of this Contract.

SECTION 8.02-GENERAL PROVISIONS GOVERNING ANNUITY PAYMENTS

     Whenever any payment hereunder shall be contingent upon the survival of some person, evidence of such person's survival must be furnished the Company either by personal endorsement by such person of the check drawn for such payment or by other evidence satisfactory to the Company.

SECTION 8.03-PAYMENTS TO INCOMPETENTS

     If the Company shall receive evidence satisfactory to it that any payee under this Contract is legally, physically or mentally incompetent to receive and to give valid release for any payment due under this Contract, any such payment, or any part thereof, may, unless claim therefor shall have been made to the Company by a duly appointed executor, administrator, guardian or other legal representative, be paid by the Company to the spouse, a child, parent or other blood relative, or to any person, persons or institutions deemed by the Company to have incurred expense for or on behalf of such payee, and such payment so made shall be in full settlement of all liability of the Company to the extent of such payment.

SECTION 8.04-ASSIGNMENTS

     No assignment, transfer, pledge, hypothecation, commutation, or anticipation, and no attempt to assign, transfer, pledge, hypothecate, commute, or anticipate any benefits or payments under this Contract shall be valid except insofar as such prohibition against assignment, transfer, pledge, hypothecation, commutation, or anticipation or attempt may be contrary to the laws of any state, territory, or country having jurisdiction, and in no event shall any assignment be binding on the Company until it has been filed with the Company at its Home Office. Such benefits and payments shall be exempt from the claims of creditors to the extent permitted by law.

SECTION 8.05-PERSONNEL DATA

     The Contract Owner shall furnish any information or evidence which the Company may reasonably require in order to administer this Contract. If the Contract Owner cannot furnish any required item of information, the Company may request the person concerned to furnish such information. The Company shall not be liable for the fulfillment of any obligations in any way dependent on such information until it receives such information in form satisfactory to it.

     Information furnished to the Company may be corrected for demonstrated errors therein unless the Company has already acted to its prejudice by relying on such information. Any records prepared by the Company from information furnished as described above shall constitute prima facie evidence as to the truth of the information so recorded.

SECTION 8.06--ADJUSTMENTS ON ACCOUNT OF MISSTATEMENTS

     If it shall be found that the date of birth, or sex, of any person with respect to whom an annuity shall have been purchased hereunder, shall have been misstated, the amount and dates of payment of benefits with respect to such annuity shall be equitably adjusted. In the absence of an agreement by the Contract Owner and the Company, the amount of the annuity payable by the Company shall be that provided by the amount applied to effect such annuity on the basis of the corrected information without changing the date of the first payment of such annuity.

     The dollar amount of any underpayment made by the Company shall be paid in full with the next payment due such person or his beneficiary. The dollar amount of any overpayment made by the Company due to any misstatement shall be deducted from payments subsequently accruing to such person or his beneficiary under this Contract.


SECTION 8.07--MODIFICATIONS OF THIS CONTRACT

     This Contract may be modified at any time, subject to the laws of the jurisdiction in which it is delivered, by written agreement between the Contract Owner and the Company but no such modification shall, without the written consent of the affected Participants, affect the amount or the terms of any Annuities purchased prior to the effective date of such modification; except that any modification of any kind whatsoever in this Contract and the annuities purchased hereunder which shall be deemed necessary by the Contract Owner to incorporate any provision which is, or shall be, required or authorized by or for or shall be necessary to conform the Contract to, or to give the Contract Owner or Participants the benefit of, any federal or state statute or any rule or regulation of the United States Treasury Department, may be made effective with the consent of the Company as of the effective date of this Contract or any subsequent date without the consent of any Participant or other person affected thereby.

     The Company shall have the right only at the third and each subsequent Contract Anniversary to modify this Contract in any respect provided that (a) any such modification will not affect in any way the amount or terms of any Annuity purchased prior to the effective date of such modification and (b) any such change shall not affect Sections 2.07, 3.02, 4.01, 4.02, 4.03, 4.04 and
6.01 as they apply to accumulation unit purchases by contributions made on behalf of Participants who were in the Plan prior to the effective date of such change to the extent that such contributions in any year are not in excess of twice the first annual contribution made on behalf of such Participant. The Company shall give the Contract Owner a written notice of any such modification at least 90 days prior to the effective date thereof.

     The provisions of Sections 2.07, 3.02, 4.01, 4.02, 4.03, 4.04 and 6.01
applicable at the time the portions of contributions in any year which are in excess of double the first annual contribution are first received by the Company will apply without modification to such portions while continuously contributed.

     Only the President, a Vice President, a Secretary or an Assistant Secretary of the Company may make a Contract on its behalf; no waiver or modification of the provisions of this Contract, or of any of the Company's rights shall be binding on the Company unless it is in writing signed by one of such officers. The Company shall not be bound by any promise or representation heretofore or hereafter made by or to any agent or person other than as above.

     The consent of any Participant or beneficiary shall not be required for any change in this Contract, except as indicated in the first paragraph of this
Section 8.07.


SECTION 8.08--ENTIRE CONTRACT

     This Contract and the Contract Owner's application therefor, a copy of which is attached hereto, constitute the entire contract between the parties. All statements made by. the Contract Owner shall, in the absence of fraud, be deemed representations and not warranties.

SECTION 8.09--BENEFICIARY

     In his statement for participation hereunder, each Participant may designate a beneficiary to whom there shall be paid all sums which under the terms of this Contract with respect to such Participant become payable to a beneficiary. The Participant may from time to time change his designation of beneficiary without notice to or consent of the previously designated beneficiary by filing written notice thereof on a form furnished by or satisfactory to the Company, whereupon an acknowledgment of the change will be furnished the Participant for attachment to his certificate. Such change shall take effect on the date the Participant signs such written notice of change, whether or not the Participant is living when the acknowledgment of the change is furnished, but without prejudice to the Company on account of any payment made by it before acknowledgment of the change.

     If, with respect to any benefits payable hereunder to a beneficiary, a Participant shall have failed to designate a beneficiary or if no designated beneficiary shall survive the Participant, payment, if any such payment shall become due, shall be made to the first surviving class of the following classes of successive preference beneficiaries: (a) widow or widower; (b) surviving children; (c) surviving parents; (d) surviving brothers and sisters; (e) executors or administrators.

SECTION 8.10--RELATION OF THIS CONTRACT TO SEPARATE ACCOUNT

     The Company shall have exclusive and absolute ownership and control of the assets of both its General Account and its Separate Account. The method of determination by the Company of the value of an accumulation unit and annuity units will be conclusive upon the Contract Owner, Participant, and any beneficiary.

SECTION 8.11--NONPARTICIPATING

     This Contract does not share in the surplus earnings of the Company.

SECTION 8.12--EXPERIENCE RATING

     The Company may apply an experience credit to this contract at the end of any contract year in the form of an adjustment in the next succeeding year to the deduction from each gross contribution described in Section 3.02 or in the form of additional General Account or Separate Account accumulation units credited to the Participant's Individual Account or in the form of additional General Account or Separate Account annuity units, or in the form of modifications in the calculation of annuity unit values, as applicable. The experience credit may also be applied to future Contract owner contributions.

SECTION 8.13--VOTING RIGHTS

     The Contract Owner shall have the right to vote at the meetings of contract owners and shall cast the votes attributable to the Contract. Votes attributable to the Contract shall be cast in conformity with applicable law, rules and regulations.

SECTION 8.14--VESTING

     Each Participant will have a vested interest in the value of his Individual Account as determined by the provisions of the Plan. In the event of a Participant's termination of active participation in the Plan, any value of his Individual Account which is not vested will be held by the Company and applied to future Contract Owner contributions.

                                  ARTICLE IX

                                   THE PLAN

SECTION 9.01--PLAN DESCRIPTION

     The Plan shall be the (CONTRACT OWNERS NAME) (hereafter, "the Plan"). Amendments to the Plan after the effective date of this Contract will be subject to review by the Company before acceptance as binding on the Company under this Contract.


SECTION 9.02--ELIGIBILITY
     Eligibility shall be in accordance with the Plan Document.


SECTION 9.03--CONTRIBUTIONS BY CONTRACT OWNER

     The Company will make deductions from each contribution received on behalf of an individual Participant for sales and administrative expenses. For those Participants electing the standard death benefit, the deductions will total 5 1/4% plus applicable premium taxes. For those Participants who have elected the minimum death benefit, a deduction of 3/4% will be made for this benefit and the total deductions will be 6% plus applicable premium taxes.


SECTION 9.04--RATE OF CONTRIBUTION

     The rate of contribution shall be monthly unless otherwise specified by the Contract Owner.


SECTION 9.05--ALLOCATION OF CONTRIBUTIONS

     The Contract Owner may specify, on behalf of each Participant, an allocation of 100%, 90%, 80%, 70%, 60%, or 50% either into the Separate Account or into the General Account with the balance being allocated into the other Account provided that no such election shall result in an allocation of less than $10 per payment to the Separate Account.


SECTION 9.06--VESTING
     Vesting shall be in accordance with the Plan Document.

                              THE LINCOLN NATIONAL
                             LIFE INSURANCE COMPANY
                              FORT WAYNE, INDIANA

                        (herein called "the Company")

Group Variable Annuity

Contract Number GVA-

                                  agrees with


                      (herein called the "Contract Owner")


                                     to pay

at the Home Office of the Company in Fort Wayne, Indiana, the benefits herein provided, in accordance with and subject to the provisions of this Contract.

     This Contract is issued in consideration of the application therefor and of payment by the Contract Owner of contributions as provided herein.

     The effective date of this Contract is

     This Contract is delivered in                and is governed by the laws of
that jurisdiction.

The provisions set forth on the following pages hereof are a part of this Contract as fully as if recited over the signatures hereto affixed.

IN WITNESS WHEREOF, The Lincoln National Life Insurance Company has caused this
Contract to be executed this   day of

                        T. A. Burns     Ian M. Rolland
                        Secretary       President


                        Group Variable Annuity Contract
            Active Life Fund in Separate Account and General Account
                             Individual Allocation
                                Nonparticipating


ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT

                                                        Examined by

                         TABLE OF CONTENTS

Section       Description                                                   Page
 Article I-DEFINITIONS......................................................   3

 Article II-ANNUITY PROVISIONS..............................................   3
 2.01 Annuity Commencement Date.............................................   3
 2.02 Notice to Effect Annuity Payments, Election of Optional Annuities.....   4
 2.03 Annuity Payments......................................................   4
 2.04 Optional Annuity Forms................................................   4
 2.05 Variable and Fixed Annuities..........................................   4
 2.06 Allocation of Annuity.................................................   5
 2.07 Determination of First Payment........................................   5
 2.08 Frequency of Payments.................................................   6

 Article III-CONTRIBUTIONS..................................................   7
 3.01 Contributions.........................................................   7
 3.02 Application of Contributions..........................................   7
 3.03 Inactive Participants.................................................   7
 3.04 The Active Life Fund..................................................   7

 Article IV-VALUATION.......................................................   7
 4.01 Net Investment Rate and Net Investment Factor.........................   7
 4.02 Accumulation Unit Value...............................................   8
 4.03 Annuity Unit Value....................................................   8
 4.04 Additional General Account Units......................................   8
 4.05 Valuation of Assets...................................................   8

 Article V-DISCONTINUANCE OF CONTRIBUTIONS..................................   9
 5.01 Suspension............................................................   9
 5.02 Transfer of Active Life Fund..........................................   9

 Article VI-DEATH BENEFITS..................................................   9
 6.01 Death Benefits........................................................   9

 Article VII-TERMINATION BENEFITS...........................................  10
 7.01 Termination Benefits..................................................  10

 Article VIII-GENERAL PROVISIONS............................................  11
 8.01 Certificates..........................................................  11
 8.02 General Provisions Governing Annuity Payments.........................  11
 8.03 Payments to Incompetents..............................................  11
 8.04 Assignments...........................................................  11
 8.05 Personnel Data........................................................  11
 8.06 Adjustments on Account of Misstatements...............................  12
 8.07 Modifications of this Contract........................................  12
 8.08 Entire Contract.......................................................  12
 8.09 Beneficiary...........................................................  13
 8.10 Relation of this Contract to Separate Account.........................  13
 8.11 Nonparticipating......................................................  13
 8.12 Experience Rating.....................................................  13
 8.13 Voting Rights.........................................................  13
 8.14 Vesting...............................................................  13

Article IX-THE PLAN.........................................................  14
 9.01 Plan Description......................................................  14
 9.02 Eligibility...........................................................  14
 9.03 Contributions by Contract Owner.......................................  14
 9.04 Rate of Contribution..................................................  14
 9.05 Allocation of Contributions...........................................  14
 9.06 Vesting...............................................................  14

                                   ARTICLE I

                                  Definitions

 1.01  PLAN
       The Retirement Plan described in Article IX.

 1.02  PARTICIPANT
       An eligible employee who participates in the Plan.

 1.03  CONTRACT ANNIVERSARY
       An anniversary of the effective date of this Contract.

 1.04  CONTRACT YEAR
       Any period of one year commencing with the effective date of this Contract or with any Contract Anniversary.

 1.05  ANNUITANT
       A Participant who is receiving Annuity payments hereunder.

 1.06  INACTIVE PARTICIPANT
       A Participant for whom contributions have ceased prior to his Annuity Commencement Date, but whose Individual Account is not terminated at such time.

 1.07  ANNUITY
       A series of payments purchased under this Contract for a Participant who elected a Deferred Annuity by application of the dollar value of accumulation units in his Individual Account, or for a Participant who elected an Immediate Annuity by application of his net contribution.

 1.08  ANNUITY COMMENCEMENT DATE
       The date upon which Annuity payments begin under the terms of the Plan.

 1.09  SEPARATE ACCOUNT
       Those assets of the Company in a segregated investment account, entitled "Lincoln National Variable Annuity Fund A," established by the Company for this class of Contracts pursuant to the provisions of applicable law.

 1.10  GENERAL ACCOUNT
       All assets of the Company other than those in Lincoln National Variable Annuity Fund A or in other segregated accounts established by the Company.

 1.11  VALUATION DATE
       In 1967, March 1st, or any date which follows such date by an integral number of weeks or the final market day in 1967, in any subsequent year and not later than July 8, 1969, "Valuation Date" means any day which follows the final-market day in the previous year by an integral number of weeks or the final market day in such year. After July 8, 1969, "Valuation Date" means any date upon which the New York Stock Exchange is open for trading.

 1.12  VALUATION PERIOD
       The period beginning on the day after any Valuation Date and ending on the next Valuation Date.

 1.13  PARTICIPANT'S INDIVIDUAL ACCOUNT
       The sum of the accumulation units credited to a Participant.

 1.14  ASSUMED INVESTMENT RATE
       The interest rate assumed in determining the First Monthly Payment Rates for variable annuities.

                                  ARTICLE II

                               Annuity Provisions

SECTION 2.01-ANNUITY COMMENCEMENT DATE

       Such date may be the first day of any calendar month following the Participant's 50th birthday but may not be later than the Participant's 75th birthday.

SECTION 2.02-NOTICE TO EFFECT ANNUITY PAYMENTS, ELECTION OF OPTIONAL ANNUITIES

     When a Participant who elected a Deferred Annuity is eligible to elect Annuity Payments, the Contract Owner or the Participant shall notify the Company to effect Annuity Payments for such Participant, and on the date such Annuity Payments are to commence, the Company shall allocate all accumulation units in the Participant's Individual Account and apply them to provide an annuity on one of the Optional Annuity Forms, described in Section 2.04. A Participant who elected a Deferred Annuity may elect to have his payments made under any of the Optional Annuity Forms provided written notice of election is received by the Company at its Home Office at least 30 days prior to his Annuity Commencement Date. In the absence of written notice of election by the Contract Owner or the Participant, the Annuity will be a Life Annuity with 120 Payments Guaranteed.

SECTION 2.03-ANNUITY PAYMENTS

     The amount of the first Annuity Payment, which is the one due on the Annuity Commencement Date, will be determined as described in Section 2.07. The amount of each subsequent Annuity Payment will be determined as described in
Section 2.05.

SECTION 2.04-OPTIONAL ANNUITY FORMS

     Option 1-Life Annuity-An annuity payable monthly during the lifetime of the Annuitant and terminating with the last monthly payment preceding the death of the Annuitant.

     Option 2--Life Annuity with 120, 180 or 240 Monthly Payments Guaranteed-An annuity payable monthly during the lifetime of the Annuitant with the guarantee that if, at the death of the Annuitant, payments have been made for less than 120, 180 or 240 months, as elected, annuity payments will be continued during the remainder of said period to the beneficiary designated by the Participant. If the beneficiary dies while receiving annuity payments, the present value of the current dollar amount of the remaining guaranteed number of annuity payments commuted on the basis of 3.% interest compounded annually for fixed-dollar annuities and the Assumed Investment Rate elected by the Participant for variable annuities shall be paid in a lump sum to the estate of the beneficiary.

     Option 3-Unit Refund Life Annuity-An annuity payable monthly during the lifetime of the Annuitant, terminating with the last payment due prior to the death of the Annuitant, provided that, at such death, the beneficiary will receive an additional payment of the then dollar value of the number of annuity units equal to the excess, if any, of (a) over (b) where (a) is the total amount applied under the option divided by the annuity unit value, as defined in
Section 4.03, at the Annuity Commencement Date and (b) is the product of the number of annuity units represented by each payment and the number of payments made.

     Option 4-Joint and Last Survivor Annuity-An annuity payable monthly during the joint lifetime of the Annuitant and a designated second person and thereafter during the remaining lifetime of the survivor.

     The first payment under any of these options will be determined in accordance with Section 2.07. The Company reserves the right to require proof satisfactory to it of the age of an Annuitant and any joint annuitant prior to making the first payment under any of these options. Additional options may be elected if mutually agreed upon by the Participant and the Company.

SECTION 2.05-VARIABLE AND FIXED ANNUITIES

     (a) Variable Annuity-A variable annuity is an annuity with payments varying in amount in accordance with the net investment result of the Separate Account. The number of Separate Account annuity units is determined by dividing the first monthly payment, determined as described in Section 2.07, by the Separate Account annuity unit value based on the net investment factor calculated on the Valuation Date coincident with or next following the Annuity Commencement Date. The number of annuity units remains fixed during the annuity payment period.

          The dollar amount of the second and subsequent payments is not predetermined and may change from month to month. The actual amount of these payments is determined by multiplying the number of Separate Account annuity units by the Separate Account annuity unit value, determined as described in Section 4.03, for the valuation period in which the payment is due.

          The Company guarantees that the dollar amount of each payment after the first shall not be affected by variations in mortality experience from mortality assumptions used to determine the first payment.

     (b) Fixed-Dollar Annuity-A fixed-dollar annuity is an annuity with payments which remain fixed as to dollar amount throughout the payment period. A number of annuity units is determined when payments commence, but the value of the General Account annuity unit value is always $1.00.

          The Company may, from time to time, increase the number of General Account annuity units, to the extent that such units are applicable to a guaranteed period of benefits, and the value of such additional units will be payable only during such guaranteed period.

SECTION 2.06-ALLOCATION OF ANNUITY

     A Participant may elect to have any portion of his Individual Account applied to provide either a variable annuity or a fixed annuity or a combination of both; provided that where a transfer of accumulation units from one Account to the other is required, written notice of election must be received by the Company at least 30 days prior to the Annuity Commencement Date and the first payment provided by each Account must be at least $10.00.

     In the absence of any notification by the Contract Owner to the contrary, when an Annuity is effected for a Participant, who elected a Deferred Annuity, General Account accumulation units will be applied to provide a fixed-dollar annuity and Separate Account accumulation units will provide a variable annuity.

SECTION 2.07-DETERMINATION OF FIRST PAYMENT

     The Tables contained herein are used to determine the first monthly annuity payment for Immediate and Deferred Annuities. For Participants who have elected a Deferred Annuity the Tables show the dollar amount of the first monthly payment which can be purchased with each $1,000 of value in the Participant's Individual Account, after deduction of any applicable premium taxes not previously deducted under the provisions of Section 3.02. The accumulation units applied to effect an annuity for an Annuitant will be at the accumulation unit value, as defined in Section 4.02, as of the end of the Valuation Period containing the fourteenth day immediately preceding the date annuity payments commence. For Participants who have elected an Immediate Annuity the Tables show the dollar amount of the first monthly payment which can be purchased with each $1,000 of net contributions as defined in Section 3.02. Amounts shown in the Tables are based on the Progressive Annuity Table with interest at the Assumed Investment Rate of 3.% per annum and assume births in the year 1900. The Company will permit the Participant to elect an Assumed Investment Rate of 4., 5% or 6% if state law or regulations permit. Dollar amounts of the first monthly payments for ages not shown in these Tables and for Assumed Investment Rates of 4.%, 5% or 6% will be calculated on the same basis as those shown and may be obtained from the Company. The amount of each payment depends upon the sex and adjusted age of the Annuitant. The adjusted age is determined from the actual age nearest birthday at the time the first payment is due in the following manner.


Calendar Year of Birth.... Before 1900    1900-1919    1920-1939    1940-1959    1960-1979

Adjusted Age is Actual Age... plus 1       plus 0       minus 1      minus 2      minus 3

     If it would produce a greater first monthly payment, the Company agrees that the first monthly payment to an Annuitant will be determined on the same mortality basis, and for a fixed annuity on the same interest basis, used in determining rates under group variable annuity contracts then being issued for this class of Annuitant.

         DOLLAR AMOUNT OF THE FIRST MONTHLY PAYMENT WHICH IS PURCHASED
                     WITH EACH $1,000 OF PROCEEDS APPLIED


               Options 1, 2, and 3 -- Single Life Annuities
--------------------------------------------------------------------------
 Adjusted Age                  Guaranteed Payments              Unit
 Male   Female     None        120        180        240       Refund
--------------------------------------------------------------------------
  50      54      $ 4.74      $4.69      $4.62      $4.52      $4.53
  51      55        4.84       4.78       4.70       4.58       4.60
  52      56        4.94       4.87       4.78       4.65       4.67
  53      57        5.04       4.97       4.87       4.71       4.75
  54      58        5.16       5.07       4.95       4.78       4.84
  55      59        5.28       5.18       5.04       4.85       4.93
  56      60        5.40       5.29       5.13       4.91       5.02
  57      61        5.54       5.41       5.23       4.98       5.12
  58      62        5.69       5.53       5.33       5.05       5.22
  59      63        5.84       5.66       5.43       5.11       5.32
  60      64        6.01       5.79       5.53       5.18       5.44
  61      65        6.18       5.94       5.63       5.24       5.56
  62      66        6.37       6.08       5.74       5.30       5.68
  63      67        6.57       6.24       5.84       5.36       5.82
  64      68        6.79       6.40       5.95       5.41       5.96
  65      69        7.02       6.57       6.05       5.46       6.10
  66      70        7.27       6.74       6.15       5.51       6.26
  67      71        7.54       6.91       6.26       5.55       6.43
  68      72        7.83       7.10       6.35       5.59       6.60
  69      73        8.14       7.28       6.45       5.62       6.78
  70      74        8.48       7.47       6.54       5.65       6.98
  71      75        8.84       7.66       6.62       5.68       7.19
  72      76        9.23       7.85       6.70       5.70       7.41
  73      77        9.65       8.04       6.77       5.71       7.65
  74      78       10.11       8.23       6.83       5.72       7.89
  75      79       10.61       8.41       6.88       5.73       8.16
--------------------------------------------------------------------------


                   Option 4--Joint and Survivor Life Annuity

  Adjusted age of                  Adjusted Age of Other Annuitant
Secondary Annuitant         M-51   M-56   M-58   M-61   M-63   M-66   M-71
 Male     Female            F-55   F-60   F-62   F-65   F-67   F-70   F-75
--------------------------------------------------------------------------
 50         54             $4.21  $4.35  $4.40  $4.47  $4.51  $4.64  $5.23
 55         59              4.37   4.58   4.66   4.78   4.85   5.07   5.44
 57         61              4.43   4.67   4.77   4.90   4.99   5.26   5.65
 60         64              4.51   4.80   4.92   5.09   5.20   5.59   5.88
 62         66              4.55   4.88   5.01   5.22   5.35   5.82   6.12
 65         69              4.62   4.99   5.15   5.39   5.56   6.19   6.35
 70         74              4.70   5.14   5.34   5.65   5.88   6.83   6.59
--------------------------------------------------------------------------

SECTION 2.08-FREQUENCY OF PAYMENTS

     Annuity payments under this Contract will be made monthly, except that, if at any time the payments are or become less than $10.00 each, the Company shall have the right to change the frequency of payment to intervals as will result in payments of at least $10.00.

                                  ARTICLE III

                                 Contributions

SECTION 3.01-CONTRIBUTIONS

     Each contract year the Company shall receive such contributions from the Contract Owner as are made in accordance with the requirements of the Plan. Such contributions will be applied by the Company to provide accumulation units or annuity units for each Participant in accordance with Section 3.02 and the instructions of the Contract Owner.

SECTION 3.02-APPLICATION OF CONTRIBUTIONS

     Deductions as prescribed in Section 9.03 plus any applicable premium taxes on the contributions shall be made by the Company from each contribution received. The balance of each contribution remaining after these deductions is herein called the net contribution. The Company shall apply the net contribution as of the last day of the valuation period during which the payment is received at its Home Office to provide accumulation units or annuity units as determined by the then current value of such units. Such application shall be made separately for net contributions allocated to the General Account and the Separate Account.

     The number of accumulation units provided in each Account for a Participant who has elected a Deferred Annuity and credited to the Participant's Individual Account shall be determined by dividing the net contribution for that Account applicable to that Participant by the dollar value of one accumulation unit in that Account. The number of accumulation units so determined shall not be changed by any subsequent change in the dollar value of accumulation units. The dollar value of the accumulation unit General Account will increase by a uniform percentage each valuation period, but the dollar value of the accumulation unit in the Separate Account may vary from period to period.

     The number of Annuity Units provided in each Account for a Participant who has elected an Immediate Annuity shall be determined as set forth in Section 2.07.

SECTION 3.03-INACTIVE PARTICIPANTS

     In the event that contributions for a Participant cease before his Annuity Commencement Date, the Contract Owner or the Participant will notify the Company as to the manner in which the then value of the Participant's Individual Account is to be disbursed in accordance with Section 7.01.

SECTION 3.04-THE ACTIVE LIFE FUND

     An Active Life Fund shall be maintained by the Company, with respect to this Contract, which shall at any time consist of the sum of all Participants' Individual Accounts. At least once in each contract year after the first, the Company will inform the Contract Owner of the then dollar value of the Active Life Fund.

                                  ARTICLE IV

                                   Valuation

SECTION 4.01-NET INVESTMENT RATE AND NET INVESTMENT FACTOR

     (a) The General Account net investment rate for each valuation period is guaranteed, and is equivalent to an investment rate of 3.% compounded annually.

     (b) The Separate Account net investment rate for any valuation period ending not later than July 8, 1969, is equal to the gross investment rate expressed in decimal form to six places less a deduction of .000250. After July 8, 1969, the Separate Account net investment rate for any Valuation Period is equal to the gross investment rate expressed in decimal form to eight places less a deduction of the product of .00003630 and the number of days in the Valuation Period. Such gross investment rate is equal to (i) the investment income and capital gains and losses, whether realized or unrealized, on the assets of the Separate Account less a deduction for any applicable income taxes arising from such income and realized and unrealized capital gains, divided by (ii) the amount of such assets at the beginning of the valuation period. Such gross investment rate may be either positive or negative.

     (c) The net investment factor for each Account is the sum of 1.00000000 plus the net investment rate for the Account.

SECTION 4.02-ACCUMULATION UNIT VALUE

     The value of an accumulation unit was established at $1.00 on March 1, 1967. The value of the respective accumulation units in each Account on the last day of any subsequent valuation period is determined by multiplying such value on the last day of the immediately preceding valuation period by the net investment factor for that Account for the current valuation period.

SECTION 4.03-ANNUITY UNIT VALUE

     The value of a General Account annuity unit is fixed at $ 1.00. The value of a Separate Account Annuity Unit on March 1, 1967, was established at $1.00, and for subsequent valuation periods ending not later than July 8, 1969, is determined by multiplying the value of the Separate Account Annuity Unit for the immediately preceding Valuation Period by the product of (a) the neutralization factor described below and (b) the net investment factor of the Separate Account for the second Valuation Period immediately preceding the Valuation Period for which the value is being calculated. After July 8, 1969, the value of a Separate Account Annuity Unit for a Valuation Period is determined by multiplying the value of the Separate Account Annuity Unit for the immediately preceding Valuation Period by the product of (a) the neutralization factor shown below raised to a power equal to the number of days in the current Valuation Period and (b) the net investment factor of the Separate Account for the Valuation Period containing the fourteenth day immediately preceding the last day of the current Valuation Period.


                                        Neutralization Factor for the
                                      Specified Assumed Investment Rate
                                      ---------------------------------

                             For Valuation Periods         For Valuation Periods
Assumed Investment           Ending Not Later Than              Ending After
       Rate                       July 8, 1969                  July 8, 1969
------------------           ---------------------         ---------------------

        3.                           .999351                     .99990575
        4.                           .999170                     .99987941
        5%                           .999080                     .99986634
        6%                           .998901                     .99984037

SECTION 4.04-ADDITIONAL GENERAL ACCOUNT UNITS

     At the end of each valuation period during the first five contract years, the Company will increase the number of General Account accumulation units by a number which is equivalent to a 1% per annum additional net investment return. At the end of each valuation period during the sixth to tenth contract years, inclusive, the Company will increase the number of such units by a number which is equivalent to a .% per annum additional net investment return. The Company may credit additional General Account accumulation units at any time to reflect credits of investment return over and above those described in this Section or for any other purpose as determined by the Company.

SECTION 4.05-VALUATION OF ASSETS

     The valuation of all assets in the Separate Account shall be determined in accordance with the provisions of applicable laws, rules and regulations.

                                   ARTICLE V

                        Discontinuance of Contributions

SECTION 5.01-SUSPENSION

     This Contract shall be suspended automatically on a Contract Anniversary if during the Contract Year immediately preceding such anniversary, the Contract Owner shall have failed to remit to the Company contributions as required in the Plan or has given written notice at least 90 days in advance of its intention to discontinue all contributions on such anniversary. The Contract shall also be suspended automatically on a Contract Anniversary if the Company has given written notice to the Contract Owner of such suspension because the total number of Active Participants is fewer than 25.

     This Contract shall also be suspended upon written notice by the Contract Owner to the Company at least 90 days in advance of the effective date of such suspension.

     Effective with such suspension, no further contributions of any kind shall be accepted by the Company, and each Participant remaining in the Plan shall be considered an Inactive Participant until his Annuity Commencement Date.

     Suspension of the Contract in accordance with this Section 5.01 shall have no effect upon payments to be made by the Company to any person or persons under an annuity which shall have commenced prior to the date of suspension.

SECTION 5.02-TRANSFER OF ACTIVE LIFE FUND

     This Contract may not be assigned nor may the Active Life Fund be transferred.

                                  ARTICLE VI

                                Death Benefits

SECTION 6.01-DEATH BENEFITS

     In the event of the death of the Participant prior to the Annuity Commencement Date, the beneficiary of the Participant will receive a death benefit in accordance with the option elected by the Participant either at the time of his original entry into the Plan or by subsequent amendment approved by and on file with the Company at the time of the Participant's death. If, at the time of the Participant's death, the standard death benefit is in force, the beneficiary of the Participant will receive the accumulated value of the Participant's Individual Account. If the Participant elected to include the minimum death benefit and it is in force at the time of the participant's death, in the event that the Participant's death also occurs prior to the Participant's 65th birthday, the beneficiary of the Participant will receive the greater of the accumulated value of the Participant's Individual Account or 100% of all contributions made on behalf of the Participant less amounts withdrawn as a surrender of a portion of the accumulated value of the Participant's Individual Account.

     The value of the death benefit will be determined as of the valuation date coincident with or next following the date written notice of death is received in the Home Office of the Company. The death benefit may be taken in one sum or in accordance with any of the settlement options offered under the Company's variable annuity contracts then being issued.

                                  ARTICLE VII
                             Termination Benefits

SECTION 7.01-TERMINATION BENEFITS

     With the approval of the Contract Owner, upon termination of participation in the Plan prior to the Annuity Commencement Date, the Participant: (a) if he is at least 50 years of age, may elect to have his vested interest in the value of his Individual Account applied to provide Annuity payments; or (b) may elect to leave his vested interest in the value of his Individual Account in the Contract, in which case the number of accumulation units in his Individual Account attributable to the Separate Account will remain fixed, but the value thereof will vary as described in Article IV, Sections 4.01(b), 4.01(c) and
4.02. The number of accumulation units attributable to the General Account and the value thereof will be increased as described in Article IV, Sections 4.01(a), 4.01(c), 4.02 and 4.04; or (c) may elect to receive his vested interest in the value of his Individual Account on the basis of the accumulation unit value computed as of the valuation date coincident with or next following the date on which both the written request for surrender and the certificate are received by the Company; or (d) may elect to convert his vested interest in the value of his Individual Account to an individual variable annuity contract on the basis set forth by the Company at the time of such conversion; or (e) if he becomes an employee of another employer which has a contract of this same type in force with the Company, may transfer his vested interest in his Individual Account to such contract.

     In the event of the termination of a Participant's participation in the Plan prior to the Annuity Commencement Date, the nonvested portion of the accumulated value of the Participant's Individual Account will be distributed by the Company in accordance with the Plan Document.

                                 ARTICLE VIII

                              General Provisions

SECTION 8.01-CERTIFICATES

     The Company shall issue to the Contract Owner for delivery to each Participant an individual certificate setting forth in substance the benefits to which each Participant is entitled under this Contract. The word "certificate" as used herein shall include certificate riders and certificate supplements, if any. Such certificates shall not constitute a part of this Contract.

SECTION 8.02-GENERAL PROVISIONS GOVERNING ANNUITY PAYMENTS

     Whenever any payment hereunder shall be contingent upon the survival of some person, evidence of such person's survival must be furnished the Company either by personal endorsement by such person of the check drawn for such payment or by other evidence satisfactory to the Company.

SECTION 8.03-PAYMENTS TO INCOMPETENTS

     If the Company shall receive evidence satisfactory to it that any payee under this Contract is legally, physically or mentally incompetent to receive and to give valid release for any payment due under this Contract, any such payment, or any part thereof, may, unless claim therefor shall have been made to the Company by a duly appointed executor, administrator, guardian or other legal representative, be paid by the Company to the spouse, a child, parent or other blood relative, or to any person, persons or institutions deemed by the Company to have incurred expense for or on behalf of such payee, and such payment so made shall be in full settlement of all liability of the Company to the extent of such payment.

SECTION 8.04-ASSIGNMENTS

     No assignment, transfer, pledge, hypothecation, commutation, or anticipation, and no attempt to assign, transfer, pledge, hypothecate, commute, or anticipate any benefits or payments under this Contract shall be valid except insofar as such prohibition against assignment, transfer, pledge, hypothecation, commutation, or anticipation or attempt may be contrary to the laws of any state, territory, or country having jurisdiction, and in no event shall any assignment be binding on the Company until it has been filed with the Company at its Home Office. Such benefits and payments shall be exempt from the claims of creditors to the extent permitted by law.

SECTION 8.05-PERSONNEL DATA

     The Contract Owner shall furnish any information or evidence which the Company may reasonably require in order to administer this Contract. If the Contract Owner cannot furnish any required item of information, the Company may request the person concerned to furnish such information. The Company shall not be liable for the fulfillment of any obligations in any way dependent on such information until it receives such information in form satisfactory to it.

     Information furnished to the Company may be corrected for demonstrated errors therein unless the Company has already acted to its prejudice by relying on such information. Any records prepared by the Company from information furnished as described above shall constitute prima facie evidence as to the truth of the information so recorded.

SECTION 8.06-ADJUSTMENTS ON ACCOUNT OF MISSTATEMENTS

     If it shall be found that the date of birth, or sex, of any person with respect to whom an annuity shall have been purchased hereunder, shall have been misstated, the amount and dates of payment of benefits with respect to such annuity shall be equitably adjusted. In the absence of an agreement by the Contract Owner and the Company, the amount of the annuity payable by the Company shall be that provided by the amount applied to effect such annuity on the basis of the corrected information without changing the date of the first payment of such annuity.

     The dollar amount of any underpayment made by the Company shall be paid in full with the next payment due such person or his beneficiary. The dollar amount of any overpayment made by the Company due to any misstatement shall be deducted from payments subsequently accruing to such person or his beneficiary under this Contract.

SECTION 8.07-MODIFICATIONS OF THIS CONTRACT

     This Contract may be modified at any time, subject to the laws of the jurisdiction in which it is delivered, by written agreement between the Contract Owner and the Company but no such modification shall, without the written consent of the affected Participants, affect the amount or the terms of any Annuities purchased prior to the effective date of such modification, except that any modification of any kind whatsoever in this Contract and the annuities purchased hereunder which shall be deemed necessary by the Contract Owner to incorporate any provision which is, or shall be, required or authorized by or for or shall be necessary to conform the Contract to, or to give the Contract Owner or Participants the benefit of, any federal or state statute or any rule or regulation of the United States Treasury Department, may be made effective with the consent of the Company as of the effective date of this Contract or any subsequent date without the consent of any Participant or other person affected thereby.

     The Company shall have the right only at the third and each subsequent Contract Anniversary to modify this Contract in any respect provided that (a) any such modification will not affect in any way the amount or terms of any Annuity purchased prior to the effective date of such modification and (b) any such change shall not affect Sections 2.07, 3.02, 4.01, 4.02, 4.03, 4.04 and
6.01 as they apply to accumulation unit purchases by contributions made on behalf of Participants who were in the Plan prior to the effective date of such change to the extent that such contributions in any year are not in excess of twice the first annual contribution made on behalf of such Participant. The Company shall give the Contract Owner a written notice of any such modification at least 90 days prior to the effective date thereof.

     The provisions of Sections 2.07, 3.02, 4.01, 4.02, 4.03, 4.04 and 6.01
applicable at the time the portions of contributions in any year which are in excess of double the first annual contribution are first received by the Company will apply without modification to such portions while continuously contributed.

     Only the President, a Vice President, a Secretary or an Assistant Secretary of the Company may make a Contract on its behalf; no waiver or modification of the provisions of this Contract, or of any of the Company's rights shall be binding on the Company unless it is in writing signed by one of such officers. The Company shall not be bound by any promise or representation heretofore or hereafter made by or to any agent or person other than as above.

     The consent of any Participant or beneficiary shall not be required for any change in this Contract, except as indicated in the first paragraph of this
Section 8.07.

SECTION 8.08-ENTIRE CONTRACT

     This Contract and the Contract Owner's application therefor, a copy of which is attached hereto, constitute the entire contract between the parties. All statements made by the Contract Owner shall, in the absence of fraud, be deemed representations and not warranties.

SECTION 8.09-BENEFICIARY

     In his statement for participation hereunder, each Participant may designate a beneficiary to whom there shall be paid all sums which under the terms of this Contract with respect to such Participant become payable to a beneficiary. The Participant may from time to time change his designation of beneficiary without notice to or consent of the previously designated beneficiary by filing written notice thereof on a form furnished by or satisfactory to the Company, whereupon an acknowledgment of the change will be furnished the Participant for attachment to his certificate. Such change shall take effect on the date the Participant signs such written notice of change, whether or not the Participant is living when the acknowledgment of the change is furnished, but without prejudice to the Company on account of any payment made by it before acknowledgment of the change.

     If, with respect to any benefits payable hereunder to a beneficiary, a Participant shall have failed to designate a beneficiary or if no designated beneficiary shall survive the Participant, payment, if any such payment shall become due, shall be made to the first surviving class of the following classes of successive preference beneficiaries: (a) widow or widower; (b) surviving children; (c) surviving parents; (d) surviving brothers and sisters; (e) executors or administrators.

SECTION 8.10-RELATION OF THIS CONTRACT TO SEPARATE ACCOUNT

     The Company shall have exclusive and absolute ownership and control of the assets of both its General Account and its Separate Account. The method of determination by the Company of the value of an accumulation unit and annuity units will be conclusive upon the Contract Owner, Participant, and any beneficiary.

SECTION 8.11-NONPARTICIPATING

     This Contract does not share in the surplus earnings of the Company.

SECTION 8.12-EXPERIENCE RATING

     The Company may apply an experience credit to this contract at the end of any contract year in the form of an adjustment in the next succeeding year to the deduction from each gross contribution described in Section 3.02 or in the form of additional General Account or Separate Account accumulation units credited to the Participant's Individual Account or in the form of additional General Account or Separate Account annuity units, or in the form of modifications in the calculation of annuity unit values, as applicable. The experience credit may also be applied to future Contract owner contributions.

SECTION 8.13-VOTING RIGHTS

     The Contract Owner shall have the right to vote at the meetings of contract owners and shall cast the votes attributable to the Contract. Votes attributable to the Contract shall be cast in conformity with applicable law, rules and regulations.

SECTION 8.14-VESTING

     Each Participant will have a vested interest in the value of his Individual Account as determined by the provisions of the Plan. In the event of a Participant's termination of active participation in the Plan, any value of his Individual Account which is not vested will be held by the Company and applied to future Contract Owner contributions.

                                   ARTICLE IX

                                    THE PLAN

SECTION 9.01-PLAN DESCRIPTION

     The Plan shall be the (CONTRACT OWNERS NAME) (hereafter, "the Plan"). Amendments to the Plan after the effective date of this Contract will be subject to review by the Company before acceptance as binding on the Company under this Contract.

SECTION 9.02-ELIGIBILITY

     Eligibility shall be in accordance with the Plan Document.

SECTION 9.03-CONTRIBUTIONS BY CONTRACT OWNER

     The Company will make deductions from each contribution received on behalf of an individual Participant for sales and administrative expenses. For those Participants electing the standard death benefit, the deductions will total 5~% plus applicable premium taxes. For those Participants who have elected the minimum death benefit, a deduction of 3/4% will be made for this benefit and the total deductions will be 6% plus applicable premium taxes.

SECTION 9.04-RATE OF CONTRIBUTION

     The rate of contribution shall be monthly unless otherwise specified by the Contract Owner.

SECTION 9.05-ALLOCATION OF CONTRIBUTIONS

     The Contract Owner may specify, on behalf of each Participant, an allocation of 100%, 90%, 80%, 70%, 60%, or 50% either into the Separate Account or into the General Account with the balance being allocated into the other Account provided that no such election shall result in an allocation of less than $10 per payment to the Separate Account.

SECTION 9.06-VESTING

     Vesting shall be in accordance with the Plan Document.